Exhibit 32
CERTIFICATION
Pursuant to 18 United States Code § 1350
      The undersigned hereby certifies that, to his knowledge, the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006 of Phelps Dodge Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Steven Whisler

Name:	J. Steven Whisler
Title:	Chairman and Chief Executive Officer
Date:	October 24, 2006
      The undersigned hereby certifies that, to his knowledge, the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006 of Phelps Dodge Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ramiro G. Peru

Name:	Ramiro G. Peru
Title:	Executive Vice President and Chief Financial Officer
Date:	October 24, 2006